SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K


                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 6, 2000


                         ADVANCED WIRELESS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


       Alabama                        0-26533               63-1205304
(State or other jurisdiction        (Commission           (IRS Employer
of incorporation or organization)   File Number)        Identification No.)

                              927 Sunset Drive
                             Irving, Texas 75061
                     (Address of principal executive office)

                   Issuer's telephone number:     972-254-7604


Item 5     Other Events

     On July 6, 2000, Advanced Wireless Systems, Inc. (OTCBB: symbol AWSS) announced the retirement of Monte Julius, 67, from the presidency of the company. The company also announced that it appointed Thomas H. Howard, CPA, its chief financial officer to fill the vacated position of president.
Mr. Julius will remain on the board of directors.

     Mr. Julius has been president of AWSI for the past three years and was managing director of the company's predecessor, Mobile LLC the three prior years. The company controls several Federal Communications Commission (FCC) issued MMDS frequency licenses in Mobile, Alabama and is in the high speed Internet business.

     The new president, Mr. Howard, age 52, has been a practicing certified public accountant since 1984 and is licensed to practice in the State of California. He was appointed chief financial officer of the company in January of this year. Prior to 1984, Howard was involved in a privately owned family business in the food service industry.

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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED WIRELESS SYSTEMS, INC.


Date:  07-11-00                                 /S/
                                    ------------------------------------
                                    Thomas H. Howard, President